UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2008

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2008, the stockholders of Health Management Associates, Inc. (the “Company”) approved a proposal to amend and restate the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan, as amended (the “EICP”). As a result of the amendment and restatement of the EICP, common stock awards may be issued by the Company to non-employed physicians and clinicians who provide the Company with bona fide advisory or consulting services. The amendment and restatement did not result in any other modification to the EICP.

The amended and restated EICP is included as Exhibit A to the Company’s 2008 proxy statement and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: May 19, 2008	By:	/s/ Timothy R. Parry
Timothy R. Parry
Senior Vice President, General Counsel and Corporate Secretary